SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 6, 2002


                                QWEST CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    Colorado
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                 (State or other jurisdiction of incorporation)



      001-03040                                         84-0273800
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 (Commission File Number)                    (IRS Employer Identification No.)


1801 California Street     Denver, Colorado                 80202
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(Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code: 303-992-1400
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                                 Not applicable
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          (Former name or former address, if changed since last report)

ITEM 5.     Other Events.

On March 6, 2002, the Company's ultimate parent, Qwest Communications International Inc. ("Qwest"), announced the following:

o As Qwest has previously announced, it is negotiating a proposed amendment to its existing $4 billion facility, under which the Company is a borrower.

o Qwest and the Company are in advanced negotiations with their major banks under the credit facility and have made significant progress on the major terms of a proposed amendment to the $4 billion credit facility. Qwest and the Company plan to discuss the proposed amendment with the other banks under the credit facility over the next several days and then to seek formal approval from all the banks under the credit facility. The Company believes that it and Qwest will reach agreement with the banks under the facility soon. However, the Company cautions that there is no assurance that it and Qwest will reach agreement with the banks to amend the credit facility on terms satisfactory to it and Qwest or when it will be able to do so.

o The Company expects that the proposed amendment to the credit facility will require the approval of banks holding more than 50% of the loan outstanding under the credit facility.

Forward Looking Statements Warning
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This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Corporation (together with its affiliates, "the Company", "we" or "us") with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: potential fluctuations in quarterly results; intense competition in the markets in which we compete; changes in demand for our products and services; the duration and extent of the current economic downturn, including its effect on our customers and suppliers; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; rapid and significant changes in technology and markets; adverse changes in the regulatory or legislative environment affecting our business; delays in our ability to provide interLATA services within our 14-state local service area; failure to maintain rights-of-way; and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company.

The information contained in this Current Report on Form 8-K is a statement of the Company's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and the Company's assumptions. The

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

Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which the Company assumes no responsibility. The Company undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, the Company does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    QWEST CORPORATION



DATE:  March 6, 2002              By:  /s/ Bryan Treadway
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                                       Bryan Treadway
                                       Vice President and Controller


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